UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2009

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34473	20-2533768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 110526 4101 Research Commons 79 T.W. Alexander Drive Research Triangle Park, North Carolina	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 316-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)          On December 15, 2009, the Board of Directors (the “Board”) of Talecris Biotherapeutics Holdings Corp., a Delaware corporation (the “Company”), increased the size of the Board to 10 directors, and in accordance with Section 3.4(b) of the Bylaws of the Company, the controlling stockholder, Talecris Holdings, LLC, appointed Dean Jonathan Mitchell to fill the newly created position. Mr. Mitchell, who will serve as a Class III director, does not have any other agreements or understandings with any other person pursuant to which he was elected to the Board, nor has he been a party to any related person transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K. Mr. Mitchell was also named to the Compensation Committee.

Under the Company’s policy for the compensation of its non-employee directors, Mr. Mitchell will receive a one-time stock option award under the Company’s 2009 Long-Term Incentive Plan valued at $100,000 in connection with his election to the Board. The at-election award will be granted on December 15, 2009, and will consist of an option to purchase the Company’s common stock, par value $0.01 per share, having a $100,000 fair market value using the Black Scholes method as of the close of trading on the grant date. Such at-election award will vest on April 1, 2010, subject to Mr. Mitchell’s continued service on the Board.

As a non-employee member of the Board, Mr. Mitchell will furthermore be entitled to ongoing compensation on an annual basis, consisting of $60,000 cash (paid quarterly) and equity grants of restricted stock and stock options valued at $60,000 each. In addition to the basic compensation for Mr. Mitchell as a non-employee director, he will also receive a $1,250 quarterly cash fee as a member of the Compensation Committee and is also entitled to reimbursement for all reasonable fees and expenses incurred in connection with the performance of services on the Company’s behalf, including travel expenses incurred in attending meetings of the Board or committees thereof.

A copy of the press release issued by the Company on December 17, 2009 announcing the election of Mr. Mitchell, is annexed to this Current Report on Form 8-K as Exhibit 99.1 hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description
99.1	Press Release dated December 17, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

		By:	/s/ John F. Gaither, Jr.
		Name:	John F. Gaither, Jr.
		Title:	General Counsel

Date:	December 17, 2009

EXHIBIT INDEX

No.	Description
99.1	Press Release dated December 17, 2009.